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                          EXHIBIT INDEX


Exhibit No.              Description                 Page
-----------  ------------------------------------    --------------

D-1(d)       Petition of NEP to the New Hampshire    To be filed
             Public Utilities Commission        by amendment

D-2(d)       Certified Copy of the order of the To be filed
             New Hampshire Public Utilities     by amendment
             Commission with respect to NEP

F-1          Opinion of Counsel                 To be filed
                                                by amendment

H            Proposed Form of Notice            Filed herewith


Financial
Statement No.
-------------

   1         Balance sheet of NEP as of         Filed herewith
             September 30, 1997

   2         Statement of Income and Retained   Filed herewith
             Earnings of NEP for the twelve
             months ended September 30, 1997
             on an actual basis

   27        Financial Data Schedule for NEP    Filed herewith